Exhibit (c)(62)

Confidential Working Draft Presentation to the Board of Directors Project Alpine Preliminary Review March 20, 2018

Confidential Working Draft Project Alpine Table of Contents Executive Summary Section 1 Valuation Benchmarking Section 2 Simplification Alternatives Section 3 AMGP Acquisition of AM Appendix A AMGP Acquisition of AM – Street Case Appendix B Supporting Materials Appendix C Precedent Transactions 2

Confidential Working Draft Project Alpine Executive Summary • We have evaluated selected “simplification” strategies which would combine AM and AMGP and/or eliminate the IDR mechanism • The optimal mechanism for combining AM and AMGP is via AMGP acquiring AM – Results in a simple C-Corp structure (for tax purposes only), increasingly the vehicle preferred by the market – Provides tax basis step-up and concomitant shelter and therefore improved distributions relative to other combination alternatives – Is however taxable to AM unitholders including AR, mitigated somewhat by public unitholders’ relatively high estimated average tax basis of $23.53 per unit and AR’s $3Bn of NOLs • In this presentation we will: – Benchmark AM and AMGP trading levels and performance – Review relative attributes and financial impact of selected simplification alternatives – Analyze financial impact of AMGP buying AM – Evaluate potential trading levels of the pro forma combined entity 3

Confidential Working Draft Project Alpine Section 1 Valuation Benchmarking 4

Confidential Working Draft Project Alpine Antero Family Structure Overview Sponsors(1) Public 5 Notes 1. Includes senior management, Warburg Pincus, Yorktown, and Series B units on a fully diluted basis Sr. Mgmt &Public 68%32% NYSE: AMGP EV: $3.2Bn AV: $3.2Bn Non-Economic GP interest 53%IDRs 47% NYSE: AM EV: $4.9Bn AV: $6.1Bn VALUATION BENCHMARKING

Confidential Working Draft

Project Alpine

- AM currently trades at a higher multiple of 2019E DCF relative to its peers and exhibits higher DPU growth
- AMGP likewise trades at a higher multiple of 2019E DCF and exhibits much higher DPS growth than its peers
- In terms of basin, size and growth, the most comparable companies to AM and AMGP are EQM and EQGP

VALUATION BENCHMARKING

AM & AMGP Valuation vs. Peers(1)(2)

Market Data as of March 15, 2018(3)

	Antero Midstream Partners LP	EQT Midstream Partners, LP	LP Peer Averages	Antero Midstream GP	EQT GP Holdings, LP	GP Peer Averages
Unit / Share Price ($ / Unit)	26.26	60.22		16.98	22.50	
% of LTM High	73.9%	75.3%		74.2%	70.8%	
FDUO (MM)	187	81		186	266	
Equity Value	4,909	4,853		3,162	5,989	
Net Debt	1,188	1,165		(6)	(0)	
Minority Interest	-	-		-	-	
Preferred Units	-	-		-	-	
Aggregate Value	6,097	6,017		3,156	5,989	
Adj. AV / EBITDA (x)(4)						
2018E	10.7x	9.6x	10.6x	45.9x	20.0x	15.7x
2019E	8.0x	7.7x	8.6x	22.6x	16.3x	13.8x
2020E	6.4x	7.0x	7.4x	13.7x	13.4x	12.7x
Price / LP DCF (x)						
2018E	12.4x	11.0x	10.9x	31.9x	20.0x	13.9x
2019E	9.8x	9.3x	9.6x	19.6x	16.3x	12.1x
2020E	8.1x	8.6x	8.7x	13.1x	13.4x	11.2x
Distribution / Dividend Yield (%)						
Current	5.6%	6.8%	7.2%	1.8%	4.3%	6.3%
2018E	6.5%	7.4%	7.6%	3.1%	5.0%	7.4%
2019E	8.4%	8.5%	8.5%	5.1%	6.1%	8.2%
2020E	10.8%	9.7%	9.4%	7.7%	7.3%	9.1%
Cash Coverage (x)						
2018E	1.32x	1.30x	1.4x	1.01x	0.99x	1.1x
2019E	1.27x	1.34x	1.4x	1.00x	1.00x	1.1x
2020E	1.17x	1.23x	1.3x	1.00x	1.02x	1.0x
Growth & Returns						
DPU Growth (18E-20E CAGR)	28.9%	14.9%	12.4%	57.6%	21.6%	11.2%
Total Return (Current) (%)	34.5%	21.7%	19.5%	59.4%	25.9%	17.5%
Equity Research						
Consensus Median Price Target	37.0	83.0		26.5	30.0	
Current as % of Price Target	71.0%	72.6%	75.9%	64.1%	75.0%	76.9%

Source: Capital IQ, Company filings

Notes
1. AM peers include CNXM, ENLK, EQM, HESM, NBLX and WES
2. AMGP peers include ELNC, EQGP, TEGP and WGP
3. Per consensus Wall Street research
4. Represents aggregate value adjusted for the value of the GP cash flow

Morgan Stanley

6

Confidential Working Draft Project Alpine Peers(1)(2) AM & AMGP Trading Performance LTM Price Performance; Market Data as of March 15, 2018 vs. LP Price Performance Last Twelve Months (%) GP Price Performance Since AMGP IPO (%) AM EQM WES ENLK NBLX CNXM HESM Avg. AMGP EQGP WGP TEGP ENLC Avg. 115% 115% 100% 100% AMZ: (13.8%) EQGP: (14.3%) 85% 85% Peers: (18.7%) AMZ: (18.7%) Peers: (20.9%) EQM: (23.3%) AM: (24.8%) AMGP: (22.8%) 70% 70% Mar-17 May-17 Jul-17 Sep-17 Nov-17 Feb-18 Mar-18 May-17 Jul-17 Sep-17 Oct-17 Dec-17 FMeabr-18 Source Capital IQ Notes 1. AM peers include CNXM, ENLK, EQM, HESM, NBLX and WES 2. AMGP peers include ELNC, EQGP, TEGP and WGP 7 Last 12 Mo. (25%) (23%) (25%) (22%)-(16%)-(21%) Last 6 Mo. (15%) (20%) (12%) (14%) (2%)4% (10%) (9%) Last 3 Mo. (11%) (16%) (3%) (9%) (3%)8%(3%) (4%) Last 1 Mo. (5%) (10%) (7%) (14%) (11%) (3%)1% (8%) Since IPO (23%) (14%) (21%) (27%) (13%) (19%) Last 6 Mo. (11%) (21%) (13%) (29%) (11%) (18%) Last 3 Mo. (12%) (18%) (9%) (21%) (17%) (17%) Last 1 Mo. (2%) (3%) (3%) (1%) 3% (1%) AMGP has underperformed since IPO, but has outperformed the peer group in the last 3 and 6 months AM has underperformed its peers over the past year, but has outperformed the peer group more recently VALUATION BENCHMARKING

Confidential Working Draft Project Alpine Historical Exchange From AMGP IPO - Present Ratio Analysis Exchange Ratio (x) 15% Premium to Current Implied Premium AM / AMGP Exchange Ratio From AMGP IPO – March 15, 2018 (x) 30-Day Avg. 1.434x 1.779x 24% 60-Day Avg. 1.453x 1.779x 22% 90-Day Avg. 1.467x 1.779x 21% 1.90 18% for AM Hypothetical 15% Premium: 1.779x 1.75 1.60 Current: 1.547x 180-Day: 1.512x 90-Day: 1.467x 60-Day: 1.453x 30 Day: 1.434x 1.45 1.30 May-2017 Jul-2017 Sep-2017 Nov-2017 Jan-2018 Mar-2018 Source Capital IQ Notes 1. Market Data as of March 15, 2018 8 180-Day Avg.1.512x1.779x Favorable Sept 6, 2017: AM prices 10MM (~5%) unit secondary Jan 29, 2018: SailingStone files 13-D Favorable for AMGP Dec 20, 2017: Congress passes tax reform Feb 26, 2018: Formation of Special Committees 3/15/20181.547x1.779x15% VALUATION BENCHMARKING

Confidential Working Draft Project Alpine Section 2 Simplification Alternatives 9

Confidential Working Draft Project Alpine Selected Strategic Threshold Considerations Options for Consideration of AMGP IDRs of AMGP 10 3 AM Acquisition Antero Midstream Repositioning (AM / AMGP) 2 AM Acquisition • Develop views on AM / AMGP market valuation • Accretion to distributable cash flow per unit and/or DPU • Enhanced stability of distributions / pro forma coverage • Improvement in distribution growth prospects • Impact to cost of capital • Credit / capital structure impact / outlook • Deal structuring – Tax efficiency • Pro forma trading / market reaction 1 AMGP Acquisition of AM Threshold Considerations SIMPLIFICATION ALTERNATIVES

Confidential Working Draft Project Alpine Benchmarking(1) GP Take of LP Cash Market Data as of March 15, 2018 Flow • 16 simplification transactions have occurred over the past 3 years, 11 in the past year alone By 2021, AMGP’s share of AM’s total DCF is equal to that of PSXP and higher than all other peers Most simplification transactions have occurred once GP take reaches the 30% - 35% range % GP Take % GP Take 50% 50% • 40% 40% 35.1% 35.8% 36.3% 36.8% 6.2% 30.8% • 30% 30% 20% 20% DCP AM SHLX VLP TEP EQM WES PSXP DCP SHLX VLP AM TEP WES EQM PSXP % GP Take % GP Take 50% 50% 41.0% 38.5% 38.8% 40% 40% 30% 30% 20% 20% DCP TEP SHLX WESVLPEQM PSXP AM DCP SHLX TEP VLP WES EQM AM PSXP Source Company disclosure, Capital IQ Notes 1. AM metrics per company projections 11 39.9% 40.0% 41.1% 36.9% 37.0% 37.5% 37.9% 26.1% 41.9% 41.9% 37.2% 38.0% 26.8% 2020E GP Take 2021 GP Take 38.4% 35.5% 35.9% 3 32.4% 32.4% 25.6% 40.1% 37.2% 38.1% 25.6% 2018E GP Take 2019E GP Take SUPPORTING MATERIALS

Confidential Working Draft Project Alpine Selected Potential Simplification Alternatives Initial Observations AM Acquisition of AMGP IDRs 12 AM Simplification Cost of Capital Float / Trading Liquidity Public Company Structure Taxes Pro Forma Impact to Pro Forma Impact to AMGP Precedent 2 • Long-term growth enhanced • Leaves both entities outstanding • Improves cost of capital • Doesn’t improve float / trading • Continued overhang • Preserves C-Corp / depth of institutional access & liquidity • Maintains dual-currency structure / flexibility • Non-taxable to AM unitholders • No PF basis step-up • AM pays up-front premium • Med. & long-term DCF / distribution accretive • Total cash coverage neutral • Up-front DCF / distribution accretive, med. / long-term dilutive • No change in coverage • Long-term growth decreased • Consistent with precedents 3 AM Acquisition of AMGP corporate level tax • Simplifies structure • Improves cost of capital • Improves public float & trading • Mitigates overhang • MLP outstanding • C-Corp elimination gives up dual-currency & limits institutional access • Non-taxable to AM unitholders • No PF basis step-up • IDR income remains subject to • AM pays up-front premium • DCF / distribution dilutive • Total cash coverage neutral • Long-term growth enhanced • Up-front DCF / distribution accretive, med / long-term dilutive • Coverage increases • Long-term growth decreased • Lack of notable precedents 1 AMGP Acquisition of AM • Simplifies structure • Improves cost of capital • Improves public float & trading • Mitigates overhang • Preserves C-Corp / depth of institutional access • MLP elimination gives up dual-currency flexibility • Taxable to AM unitholders, mitigated by high basis • Pro forma benefits from basis step-up • AM receives up-front premium • Med. & long-term DCF / distribution accretive • Total cash coverage neutral • Long-term growth enhanced • Up-front DCF / distribution accretive • Coverage increases • Long-term growth decreased • Consistent with precedents SIMPLIFICATION ALTERNATIVES

Confidential Working Draft Project Alpine Purchase Price Sensitivity – AMGP Buys AM Accretion / (Dilution) to AM; 100% Equity Contribution; Company Projections 1 • This table illustrates the accretion or dilution in distributable cash flow per unit to AM unitholders at various up-front premiums Assumes $2MM of synergies per management 9.5x 10.0x 10.5x 10.9x 11.4x 11.9x 12.4x 12.8x 13.3x AM SA 2019E LP DCF • Source Company projections Notes 1. Calculated as the accretion /(dilution) cumulative for four years 13 Purchase Premium (%) 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% AM Unit Price $26.26 $27.57 $28.89 $30.20 $31.51 $32.83 $34.14 $35.45 $36.76 Implied AM Price / FY0 2018E (10.0%) (8.3%) (6.7%) (5.2%) (3.8%) (2.5%) (1.2%) (0.0%) 1.1% Unit) FY1 2019E (3.3%) (1.5%) 0.1% 1.7% 3.3% 4.7% 6.0% 7.3% 8.5% DCF ($ / FY2 2020E (0.4%) 1.4% 3.2% 4.8% 6.4% 7.9% 9.2% 10.6% 11.8% L.P. FY3 2021E FY4 2022E 2.3% 4.2% 6.0% 7.7% 9.3% 10.8% 12.2% 13.6% 14.9% 2.9% 5.9% 7.7% 9.4% 11.0% 12.6% 14.0% 15.4% 16.7% 2019E - 2022E Cum. DCF(1) 0.7% 2.9% 4.7% 6.4% 8.0% 9.5% 10.9% 12.2% 13.5% 2019E - 2022E Cum. DPU(1) (1.1%) 1.1% 2.8% 4.5% 6.0% 7.5% 8.9% 10.2% 11.4% Pre-tax Premium per Unit $0.00 $1.31 $2.63 $3.94 $5.25 $6.57 $7.88 $9.19 $10.50 SIMPLIFICATION ALTERNATIVES

Confidential Working Draft Project Alpine Purchase Price Sensitivity – AM Buys IDRs Accretion / (Dilution) to AM; 100% Equity Contribution; Company Projections 2 • Precedents for premiums paid on IDR buyouts are less clear since the transactions to date have largely involved MLPs that are cutting their distribution The IDR buyout is buying all of the assets of AMGP, but leaves the C-Corp stock trading, so a premium paid for the IDRs would be a point of negotiation; but doubtful that AMGP would be motivated to sell IDRs without a significant premium DCF accretion at zero premium is greater than AMGP buying AM case at zero premium due to assumptions on Series B exchange Assumes no synergies per management 13.7x 14.4x 15.1x 15.9x 16.6x 17.3x 18.0x 18.7x 19.4x 2019E GP CF • • • Source Company projections Notes 1. Calculated as the accretion /(dilution) cumulative for four years 14 Purchase Premium (%) 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% AMGP Share Price $16.98 $17.83 $18.68 $19.53 $20.38 $21.23 $22.07 $22.92 $23.77 Implied AMGP Price / Unit) FY0 2018E (7.2%) (9.0%) (10.8%) (12.6%) (14.2%) (15.8%) (17.4%) (18.9%) (20.3%) FY1 2019E (0.2%) (2.3%) (4.2%) (6.0%) (7.8%) (9.5%) (11.2%) (12.8%) (14.3%) DCF ($ / FY2 2020E 2.8% 0.8% (1.2%) (3.2%) (5.0%) (6.8%) (8.5%) (10.1%) (11.7%) L.P. FY3 2021E 5.7% 3.5% 1.5% (0.5%) (2.4%) (4.2%) (6.0%) (7.6%) (9.3%) FY4 2022E 7.4% 5.2% 3.2% 1.2% (0.8%) (2.6%) (4.4%) (6.1%) (7.8%) 2019E - 2022E Cum. DCF(1) 4.4% 2.3% 0.3% (1.7%) (3.6%) (5.4%) (7.1%) (8.8%) (10.4%) 2019E - 2022E Cum. DPU(1) 2.5% 0.4% (1.6%) (3.5%) (5.3%) (7.1%) (8.8%) (10.4%) (12.0%) Pre-tax Premium Paid per AMGP Share $0.00 ($0.85) ($1.70) ($2.55) ($3.40) ($4.25) ($5.09) ($5.94) ($6.79) SIMPLIFICATION ALTERNATIVES

Confidential Working Draft Project Alpine Purchase Price Sensitivity – AM Buys AMGP Accretion / (Dilution) to AM; 100% Equity Contribution; Company Projections 3 • Precedents point to premiums paid for change of control on a buying of GP AMGP / IDRs stay in place as a wholly owned subsidiary of AM resulting in tax leakage on IDR cashflow The tax leakage creates higher dilution of DCF than other simplification options; we have assumed no mitigation of this tax leakage Assumes $2MM of synergies per management • • • Source Company projections Notes 1. Calculated as the accretion /(dilution) cumulative for four years 15 Purchase Premium (%) 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% AMGP Share Price $16.98 $17.83 $18.68 $19.53 $20.38 $21.23 $22.07 $22.92 $23.77 Implied AMGP Price / 2019E GP CF 13.7x 14.4x 15.1x 15.9x 16.6x 17.3x 18.0x 18.7x 19.4x L.P. DCF ($ / Unit) FY0 2018E (10.5%) (12.2%) (13.8%) (15.3%) (16.8%) (18.3%) (19.7%) (21.0%) (22.3%) FY1 2019E FY2 2020E FY3 2021E FY4 2022E (5.4%) (7.2%) (9.0%) (10.7%) (12.3%) (13.8%) (15.3%) (16.8%) (18.2%) (4.5%) (6.3%) (8.1%) (9.8%) (11.5%) (13.0%) (14.6%) (16.0%) (17.5%) (2.9%) (4.8%) (6.6%) (8.4%) (10.0%) (11.7%) (13.2%) (14.7%) (16.2%) (2.2%) (4.2%) (6.0%) (7.8%) (9.5%) (11.1%) (12.7%) (14.2%) (15.7%) 2019E - 2022E Cum. DCF(1) (3.6%) (5.4%) (7.2%) (9.0%) (10.6%) (12.3%) (13.8%) (15.3%) (16.7%) 2019E - 2022E Cum. DPU(1) (5.4%) (7.3%) (9.0%) (10.7%) (12.4%) (14.0%) (15.5%) (16.9%) (18.4%) Pre-tax Premium Paid per AMGP Share $0.00 ($0.85) ($1.70) ($2.55) ($3.40) ($4.25) ($5.09) ($5.94) ($6.79) SIMPLIFICATION ALTERNATIVES

Confidential Working Draft Project Alpine Pro Forma Impact Analysis – Company Projections Pro Forma Impact to AM; 100% Equity Contribution (AM buys IDRs)(3) (AM buys AMGP)(3) • Morgan Stanley has analyzed three potential transactions: – AMGP acquisition of AM – Assumes an hypothetical 15% purchase price premium to AM unit price – Assumes $2MM of synergies per management – AM purchase of IDRs from AMGP – Assumes 15% premium to current AMGP share price – Assumes no synergies per management – AM acquisition of AMGP – Assumes 15% premium to current AMGP share price – Assumes $2MM of synergies per management The case of AMGP buying AM creates the most accretive profile in DCF/unit and distribution/unit from the AM perspective ($ / Unit) ($ / Unit) $4.75 $4.50 $3.75 $3.94 $3.69 $2.85 $3.13 $2.88 $3.43 $2.31 $2.06 .36 $1.50 $1.25 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E (x) 1.50x (%) 50% 1.38x 43% 33.6% • 1.25x 35% 1.13x 28% 25.9% 1.00x 20% 2018E 2019E 2020E 2021E 2022E 2019E 2020E 2021E 2022E Notes 1. Assumes 186.6MM units standalone, 542.1MM pro forma 2. Calculated as DCF / total distribution 3. Assumes 15% premium to current AMGP share price 4. Same DPU CAGR for both pro forma cases Source Company projections 16 39.8% 39.7%38.3% 38.2% 33.5% 30.8% 32.4%33.3%30.7% 30.0% 27.9% 28.9%28.9% 24.3% 1.28x 1.32x 1.17x 1.11x 1.05x Total Coverage Held Constant (2) Text TitleDPU CAGR vs. 2018 (4) Text Subtitle $2.06 $1.95 $1.80 $1.75 $4.70 $4.04$4.34 $4.29 $3.40 $3.24$3.96 $2.80 $2.76$3.73 $3.14 $2.93 $2.59 $2.46 $1.72 $1.53 $1.41$1 $4.46 $3.63$4.12 $3.42$4.10 $2.92 $3.77 $2.21 $3.36 $2.13 $3.09 $2.69 $2.50 $1.97 $1.86 Standal onePro Forma (AMGP buys AM) Pro FormaX Pro Forma Distributable Cash Flow / Unit (1) Distribution / Unit (1) SIMPLIFICATION ALTERNATIVES

Confidential Working Draft Project Alpine Section 3 AMGP Acquisition of AM 17

Confidential Working Draft

Project Alpine

AMGP ACQUISITION OF AM

Transaction Overview

100% Equity Consideration

Summary Assumptions

- AMGP purchases 100% of AM public units at a hypothetical 1.779x exchange ratio (hypothetical 15% premium based on average of comparable precedents) in a taxable transaction
- AMGP issues approximately 332MM shares to current AM unitholders
- Assumes AM current total coverage profile held constant
- All AM debt is assumed by AMGP
- For tax purposes, projected new capex D&A and a step-up in basis associated with tax portion of transaction provide NOL carryforward through 2022
- Assumes IDRs eliminated and AMGP Series B units exchange into ~24MM common shares post transaction, based on post-transaction market capitalization
- AM and AMGP forecast based on company projections

Standalone & PF Ownership

Summary Ownership

	AM	AMGP	PF AMGP
AR	53%	-	32%
Management & Sponsors [(2)]	-	66%	24%
Series B [(3)]	-	2%	4%
Public (Current AM)	47%	-	28%
Public (Current AMGP)	-	32%	12%
Total	100%	100%	100%

Purchase Price[(1)]

AM Equity Take-Out	
AM Unit Price ($ / Unit)	$26.26
Illustrative Acquisition Premium	15.0%
Illustrative Acquisition Unit Price ($ / Unit)	$30.20
AM Fully Diluted Units Outstanding (MM)	186.6
AM Common Equity Offer Value	**5,636**

AM Valuation	
Equity Value	**5,636**
AM Total Debt	1,200
AM Noncontrolling Interest	288
AM Cash	(5)
Aggregate Value	**7,119**
AM 2019E LP DCF	516
Implied Price / 2019E LP DCF Multiple (x)	*10.9x*

AM Valuation	
Total Equity Value	**5,636**
% Debt Funded	0.0%
Assumed Net Debt	1,195
New Debt Issuance (Cash)	-
AMGP Price	$16.98
AMGP Shares Issued to AM	**331.9**

Source Capital IQ, Company projections
Notes
1. Market data as of March 15, 2018
2. Sponsors include Warburg and Yorktown
3. Assumes IDRs eliminated and Series B units exchange into AMGP shares at current market capitalization for standalone AMGP and at the pro forma market cap for PF AMGP

Morgan Stanley

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Confidential Working Draft Project Alpine Impact to AM vs. Selected Peer Precedents Company Projections - Assumes Hypothetical 15% Premium % MLP Distribution Cut – Forward Year Year 1-Day Prem. (%) % Cash AM AM OKS 26% OKS EPB NGLS KMP OKS EPB EPB KMP AM NGLS NGLS NGLS KMP RRMS RRMS RRMS RRMS 0% 10% 20% 30% 40% 0 2 4 6 8 0% 10% 20% 30% 0% 5% 10% 15% 19 Source Company projections, Company disclosure, Wall Street research KMP EPB 12% 12% AM 0% OKS 0% 0% 0% 18% 15% 15% 12% 0% 2 4 4 5 5 6 + 4% 8% 15% 17% 23% 31% Cash Consideration Up-Front Premium Breakeven Year MLP Distribution Cut AMGP ACQUISITION OF AM

Confidential Working Draft

Project Alpine

AMGP ACQUISITION OF AM

Pro Forma Impact Analysis – Company Projections

Pro Forma **Impact to AM**; Hypothetical 15% Premium; 100% Equity Contribution

- AM distributions go from $2.21 to $2.13 per unit in 2019, a 3.5% decrease, but distribution growth increases from 29% to 40%
- Pro forma distributions to AM unitholders are higher beginning in 2020

Implied Yield	Standalone Yield	Standalone DPU CAGR	Pro Forma Yield	Pro Forma DPU CAGR
2018E	6.5%		5.8%	
2019E	8.4%	28.9%	8.1%	39.7%
2020E	10.9%	28.9%	11.1%	38.2%
2021E	13.0%	25.9%	13.8%	33.5%
2022E	15.6%	24.3%	17.0%	30.7%

Source Company projections

Distributable Cash Flow / Unit [(1)]


($ / Unit)
Accretion / (Dilution)
(5.2%)
1.7%
4.8%
7.7%
9.4%
$4.75
$3.94
$3.13
$2.31
$1.50
$2.06
$1.95
$2.80
$2.76
$3.40
$3.24
$4.04
$3.75
$4.70
$4.29
2018E
2019E
2020E
2021E
2022E

Distribution / Unit [(1)]


($ / Unit)
Accretion / (Dilution)
(11.0%)
(3.5%)
2.3%
6.2%
8.8%
$4.50
$3.69
$2.88
$2.06
$1.25
$1.72
$1.53
$2.21
$2.13
$2.92
$2.85
$3.63
$3.42
$4.46
$4.10
2018E
2019E
2020E
2021E
2022E

Total Coverage Held Constant [(2)]


(x)
1.50x
1.38x
1.25x
1.13x
1.00x
1.28x
1.32x
1.17x
1.11x
1.05x
2018E
2019E
2020E
2021E
2022E

DPU CAGR vs. 2018


(%)
50%
43%
35%
28%
20%
39.7%
38.2%
33.5%
30.7%
28.9%
28.9%
25.9%
24.3%
2019E
2020E
2021E
2022E

Standalone Pro Forma

Notes
1. Assumes 186.6MM units standalone, 542.1MM AMGP shares pro forma
2. Calculated as DCF / total distribution

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Confidential Working Draft Project Alpine Pro Forma Impact Analysis – Company Projections Pro Forma Impact to AMGP; Hypothetical 15% Premium; 100% Equity Contribution • AMGP has over 77% increase in DCF per share in 2019 In 2019, AMGP’s distribution increases from a 5.2% yield up to 7.1% yield, while its 2019 - 2020 growth drops from 58% to 38% Morgan Stanley analysis of pro forma AMGP indicates that the uplift in yield will more than compensate for the drop in distribution growth rate ($ / Share) 103.8% 18.8% ( $3.00 • • $0.00 $0.00 2018E2019E 2020E 2021E 2022E 2018E2019E 2020E 2021E 2022E (x) 1.75x (%) 75% 1.50x 63% 1.25x 50% 1.00x 38% .00x 0.75x 25% 2019E 2020E 2021E 2022E Source Company projections Notes 1. Assumes 186.6MM units standalone, 542.1MM AMGP shares pro forma 2. Calculated as DCF / total distribution 21 StandalonePro Forma 64.8% 57.6% 47.8% 42.5% 39.7%38.2% 33.5%30.7% 1.2 1 8x 1.32x 1.17x 1.11x 1.0 5x 0x 1.00x1.00x1.00x1.0 2018E 2019E2020E2021E2022E Standalone Pro Forma Implied Yield DPU Yield DPU Yield CAGR CAGR 2018E 3.2% 5.1% 2019E 5.2% 64.8% 7.1% 39.7% 2020E 7.9% 57.6% 9.7% 38.2% 2021E 10.3% 47.8% 12.0% 33.5% 2022E 13.1% 42.5% 14.8% 30.7% Total Coverage (2) DPU CAGR vs. 2018 Distributable Cash Flow / Share (1) Accretion / (Dilution) 77.5% 42.7% 30.2% $3.00 $2.25 $1.50 $0.75 $1.10 $0.54 $2.64 $2.27 $1.91 $2.22 $1.58 $1.74 $1.34 $0.89 Distribution / Shares (1) $ / Share) 59.2% Accretion / (Dilution) 34.9% 22.4% 17.2% 12.9% $2.51 $2.04 $2.22 $1.64 $1.20$1.74 $1.34 $0.89 $2.25 $1.50 $0.75 $0.86 $0.54 AMGP ACQUISITION OF AM

Confidential Working Draft

Project Alpine

- Under the hypothetical exchange ratio, AM unitholders would have the largest pro forma ownership position in AMGP
  - AR would own 32% of AMGP
  - AM public holders would own 28% of AMGP
  - AR and AM public holders would own a combined 60% of AMGP
- As a result, it is critical to understand how AMGP would be expected to trade post the transaction to quantify the value implications for AM holders beyond the implied upfront premium
  - Pro forma AMGP will be extremely well positioned as a high-growth C-Corp with substantial current yield
  - Analysis of pro forma yield, growth and return attributes suggests higher trading levels for AMGP

AMGP ACQUISITION OF AM

Pro Forma AMGP Investment Highlights

Market Data as of March 15, 2018

Post-transaction, AMGP to be positioned as a leading midstream C-Corp with a number of factors that distinguish it from its peers:

- ✓ Fastest growing midstream C-Corp
  - Distribution growth exceeding 30% through 2022
- ✓ Highest total return midstream C-Corp
  - Pro forma 3-year implied IRR of ~30%
- ✓ Organic growth driven by backlog of $2.7Bn of projects
- ✓ Strong balance sheet with 2.2x 2019E leverage
- ✓ Ability to grow without equity issuance
- ✓ Top-tier asset base, proven growth track record
- ✓ Top-tier Appalachian management team
- ✓ Depth of institutional access spanning traditional midstream investors and sector agnostic growth investors
  - Mitigation of overhang on secondary sell-downs / offerings
  - Significant enhancement of public float to ~$3.7Bn vs. standalone AM and AMGP of ~$2.3Bn and $1.0Bn, respectively

Top 20 Midstream Companies

Ranked by Market Capitalization


$Bn, USD
53.9 EPD
53.4 ENB
38.0 TRP
36.0 KMI
34.2 WPZ
26.9 MPLX
23.3 OKE
22.1 WMB
19.3 ETP
17.2 SEP
17.0 PAA
15.7 ETE
14.2 CQP
14.0 MMP
12.5 LNG
10.1 TRGP
9.7 ANDX
9.2 PF AMGP
7.7 WES
7.6 WGP
MLP
C-Corp

Source: Company projections

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AMGP ACQUISITION OF AM

Support for AMGP Trading Level(1)

Market Data as of March 15, 2018

1 Trading Relative vs. Peers

- EQGP currently trades at a ~5.1% 2018 yield with a consensus ~22% 2-year forward growth rate
- If pro forma AMGP maintained its current price, it would imply a 2018E yield of ~5.1% with a ~38% 2-year forward growth rate
- EQGP currently trades at a 16.3x 2019E DCF multiple and ~22% 2-year forward DCF growth while pro forma AMGP at current price would imply a 10.7x 2019E DCF multiple and a ~32% growth rate

2 Dividend Discount Model

- 5-year dividend discount model with 10% cost of equity implies an ~11.3% terminal yield for standalone AMGP
- Pro forma AMGP trading at current AMGP share price implies ~14.1% terminal yield
  - Resetting terminal yield to 11.3% implies PF AMGP price of $19.70 / share

3 3-Year IRR Expectations

- Maintaining AMGP's standalone 3-year IRR implies a pro forma share price of $18.71

4 Yield / Growth Correlation

- Correlation of yield vs. growth implies a pro forma share price of ~$27.30 by the end of 2018

Implied Pro Forma Trading Level


AMGP
$16.98
$19.70
$18.71
$27.30
Current
DDM
3-Yr IRR
Yield / Growth


AM (Exchange-Ratio Adjusted)
$30.20
$35.04
$33.28
$48.55
Current @ 15%
DDM
3-Yr IRR
Yield / Growth

Morgan Stanley

Notes
1. Based on Company management projections

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Confidential Working Draft

Project Alpine

- Pro forma AMGP would be projected to have higher growth with a similar yield as EQGP
- Pro forma DCF and EBITDA multiples projected to be attractive for new AMGP
- Pro forma AMGP projected to have minimal debt / 2019E EBITDA leverage compared to peers:
  - PF AMGP: 2.2x
  - Targa: 3.3x
  - ONEOK: 3.7x
  - EQGP: NM[1]

AMGP ACQUISITION OF AM

1

Peer Trading Metrics

Market Data as of March 15, 2018

	EQT GP Holdings, LP	ONEOK	TARGA	Antero Midstream GP SA	Antero Midstream GP PF	Commentary
Trading Summary						
Equity Value	5,989	23,258	10,143	3,162	9,205	✓ PF AMGP becomes more in-line with C-Corp peers with minimal leverage
Aggregate Value	5,989	31,482	16,619	3,156	10,827	
Aggregate Value /						
2019E EBITDA	16.3x	12.5x	11.5x	25.0x	10.9x	✓ PF AMGP's high growth results in forward multiples that are in-line or lower than peers, assuming current AMGP standalone share price
2020E EBITDA	13.4x	15.1x	10.1x	15.1x	8.9x	
Equity Value /						
2019E DCF	16.3x	12.6x	11.8x	19.6x	10.7x	✓ PF AMGP's peer-leading DCF growth for suggests potential for upward share price rerating post-transaction
2020E DCF	13.4x	11.1x	10.1x	13.1x	8.9x	
DCF Growth (18E - 20E)	22.3%	12.5%	12.2%	55.9%	31.9%	
Yield & Growth Metrics						
2018E Yield	5.1%	5.6%	7.9%	3.2%	5.1%	✓ Significant coverage paired with high growth supports premium valuation relative to peers
2018E Cash Coverage Ratio	1.0x	1.2x	1.0x	1.0x	1.3x	
DPU Growth (18E-20E CAGR)	21.6%	10.4%	0.8%	57.6%	38.2%	
EBITDA Growth (18E-20E CAGR)	22.3%	-4.6%	13.2%	85.9%	29.4%	

Source Capital IQ, Company projections for AM & AMGP

Notes
1. EQGP has no outstanding debt

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AMGP ACQUISITION OF AM

2

Dividend Discount Method – AMGP Buys AM

Market Data as of March 15, 2018

- Utilizing a 10% cost of equity and Wall Street research, the current share price implies a ~11.3% terminal yield after 2022
  - Holding AMGP's current terminal yield constant would imply a pro forma share price of $19.70 (~16% upside to current price)
- Pro forma for the transaction, AMGP would need a ~14.1% terminal yield to hold the current share price

Standalone AMGP

	2018	2019	2020	2021	2022	Terminal
Standalone AMGP Distributions						
EBITDA	**141**	**234**	**353**	**460**	**587**	
Interest Expense	-	-	-	-	-	
Cash Taxes	(34)	(56)	(85)	(110)	(140)	
Series B Payment	(7)	(12)	(20)	(26)	(34)	
Maint. Capex & Other	-	-	-	-	-	
Cash Flow Available	**100**	**165**	**249**	**324**	**414**	
Coverage	-	-	-	-	-	
AMGP Distributions	**100**	**165**	**249**	**324**	**414**	
Present Value						
Period	1.00	2.00	3.00	4.00	5.00	5.00
PV @ 10.0% Cost of Equity	91	137	187	222	257	2,268
Total PV @ 10.0% Cost of Equity						3,162
Current Share Price						$16.98
Terminal Value						
Implied Terminal Yield						11.3%
Undiscounted Terminal Value						**3,652**

Pro Forma AMGP

	2018	2019	2020	2021	2022	Terminal
PF AMGP Distributions						
EBITDA	**730**	**989**	**1,222**	**1,413**	**1,642**	
Interest Expense	(63)	(90)	(118)	(136)	(149)	
Cash Taxes	-	-	-	-	-	
Series B Payment	-	-	-	-	-	
Maint. Capex & Other	(71)	(43)	(67)	(48)	(62)	
Cash Flow Available	**596**	**855**	**1,037**	**1,230**	**1,431**	
Coverage	130	205	148	123	72	
AMGP Distributions	**465**	**650**	**889**	**1,107**	**1,360**	
Present Value						
Period	1.00	2.00	3.00	4.00	5.00	5.00
PV @ 10.0% Cost of Equity	423	537	668	756	844	5,977
Total PV @ 10.0% Cost of Equity						9,205
Current Share Price						$16.98
Terminal Value						
Implied Terminal Yield						14.1%
Undiscounted Terminal Value						**9,625**

Source: Capital IQ, Company Materials

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AMGP ACQUISITION OF AM

3

IRR Method Analysis

Market Data as of March 15, 2018

- Current implied 3-year IRR for standalone AMGP is ~29.9%
  - Maintaining the same AMGP IRR implies a pro forma share price of $18.71 (~10% upside to current price)

3-Year IRR

	Equity Value	Price ($)	2018E Yield (%)	Distributions per Share ($ / Share)			Growth CAGR (%)	Exit Growth (%)	Predicted Exit Yield (%)	3 Year IRR
Antero				**2018E**	**2019E**	**2020E**	**2018 - 2020**	**2020 - 2022**		
AMGP SA	3,162	$16.98	3.2%	$0.54	$0.89	$1.34	57.6%	28.8%	4.0%	29.9%
AMGP PF	10,144	$18.71	4.6%	$0.86	$1.20	$1.64	38.2%	23.7%	4.6%	29.9%
AM	4,909	$26.26	6.5%	$1.71	$2.21	$2.80	27.8%	20.7%	5.0%	36.6%
GP Peers				**2018E**	**2019E**	**2020E**	**2018 - 2020**	**2020 - 2022**		
WGP	7,628	$34.84	6.8%	$2.36	$2.60	$2.94	11.6%	5.4%	7.4%	12.2%
EQGP	5,989	$22.50	5.1%	$1.15	$1.47	$1.70	21.6%	9.0%	6.7%	10.4%
TEGP	3,509	$18.99	10.1%	$1.91	$1.95	$2.13	5.6%	1.2%	8.2%	21.3%
ENLC	2,704	$14.95	7.2%	$1.08	$1.14	$1.21	6.0%	16.4%	5.5%	20.9%
MLP Peers				**2018E**	**2019E**	**2020E**	**2018 - 2020**	**2020 - 2022**		
WES	7,672	$45.55	8.4%	$3.83	$4.07	$4.26	5.5%	4.7%	7.5%	16.5%
EQM	4,853	$60.22	7.4%	$4.43	$5.09	$5.85	14.9%	7.3%	7.0%	19.7%
NBLX	1,691	$47.05	4.6%	$2.18	$2.61	$3.12	19.6%	19.8%	5.1%	14.8%
CNXM	1,209	$19.01	7.2%	$1.37	$1.58	$1.81	14.9%	7.5%	7.0%	19.0%
HESM	1,061	$19.44	7.3%	$1.42	$1.64	$1.89	15.4%	12.0%	6.2%	24.1%
Peer Mean							12.8%	9.2%	6.7%	17.6%
Peer Median							14.9%	7.5%	7.0%	19.0%

Source Capital IQ, Company Materials

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Confidential Working Draft Project Alpine Yield vs. Growth Correlation Market Data as of March 15, 2018 4 • Correlation of yield vs. growth implies a pro forma share price of $27.30 by the end of 2018 (~61% upside to current price) 2-Year DPS/DPU CAGR (2018E – 2020E) (1) 12.0 10.0 WES ETE TRGP 8.0 6.0 4.0 EQGP NBLX MGP PF 2.0 0.0 0.0 C-Corp 10.0 Non C-Corp 20.0 Antero 30.0 40.0 50.0 60.0 70.0 Source Capital IQ, Company projections Notes 1. Peer and standalone Antero represents 2-year 2018-2020 DPS/DPU CAGR 2. Peer and standalone Antero represents current yield; PF AMGP represents estimated current yield at 12/31/2018 27 Current Yield (2) AMGP Yield Sensitivity (YE2018) AssumedImplied YieldPrice Yield 4.1%$20.71 3.6%$23.55 2.6%$32.46 2.1%$40.03 Implied3.1%$27.30 Yield Breakeven 5.1%$16.98 ENBL DCP TEGP MPLXCNXM ENLCEQM PF AMGP Implied Price: $27.30(2) Implied Yield: 3.1% 2-Year Growth: 38.2% EPDWPZHESM WGPRMP OKE WMB AMGP PF Breakeven Yield 3.1% As of 12/31/18 A 38.2% AMGP SA Current Price: $16.98 Current Yield: 1.8% 2-Year Growth: 57.6% Current Price: $26.26 Current Yield: 5.6% 2-Year Growth: 27.8% AM SA R-Squared: 0.856 AMGP Yield vs. 2-Year DPS/DPU CAGR (G&P Peers) AMGP ACQUISITION OF AM

Confidential Working Draft Project Alpine C-Corp Trading Advantage to MLPs Wells Fargo Research 2016–2018 Midstream C-Corp. vs. Large-Cap Pipeline MLP Yield Spreads Basis Points Yield Spread (Premium / Discount) • Over the past 2 years (2016 - 2017), the median yield spread between midstream c-corps and large cap pipeline MLPs has been approximately 230 basis points – The median EV/EBITDA multiple spread has been 0.9x over the same time frame (400) (300) (200) (100) 0 100 200 Jan-16 Apr-16 Jul-16 Oct-16 Jan-17 Apr-17 Jul-17 Nov-17 Feb-18 28 Source Wells Fargo Research 2016-2017 Median AMGP ACQUISITION OF AM

Confidential Working Draft Project Alpine Appendix A AMGP Acquisition of AM – Street Case 29

Confidential Working Draft Project Alpine AM & AMGP Projection Comparison Company vs. Street Projections • Company projections are marginally higher than Street projections for both AM and AMGP on an EBITDA and DCF basis 1,600 1,642 1,600 1,200 1,200 1,182 800 800 400 400 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E 600 587 500 475 375 350 250 225 125 100 0 Source Company projections, Wall Street research 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E 30 460 528 353429 234345 141231 139 414 324 372 249 303 165243 100 163 99 CompanyStreet ProjectionsProjections AMGP EBITDA $MM % Above / Below Street 1.1% 1.2% 2.5% 7.1% 11.1% DCF $MM % Above / Below Street 1.1% 1.2% 2.5% 7.1% 11.1% 1,4131,620 1,2221,407 989 732 952 730 1,428 1,225 1,351 1,036 1,170 854 985 608 791 594 AM EBITDA DCF $MM % Above / Below Street (0.3%) 3.9% 3.4% 0.4% 1.4% $MM % Above / Below Street (2.4%) 7.9% 5.2% 4.7% 5.6% AMGP ACQUISITION OF AM – STREET CASE

Confidential Working Draft

Project Alpine

- Street vs. Company projections show modest differences, with Street numbers below Company projections

AMGP ACQUISITION OF AM – STREET CASE

AM Projection Comparison

Company vs. Street Projections

AM Company Projections

$MM, Unless Otherwise Noted

	2018E	2019E	2020E	2021E	2022E
Total EBITDA	730	989	1,222	1,413	1,642
Interest Expense	(63)	(90)	(117)	(139)	(150)
Maintenance Capex	(67)	(39)	(63)	(44)	(58)
Cash Taxes	0	0	0	0	0
Tax Witholding Reimbursement Paid to AR)	(6)	(6)	(6)	(6)	(6)
Distributable Cash Flow	594	854	1,036	1,225	1,428
GP Distributions	143	236	355	462	589
Distribution per L.P. Unit	$1.72	$2.21	$2.85	$3.42	$4.10
Acquisition Capex / Drop-Down / Earn-Out	0	(125)	(125)	0	0
Growth Capex	(579)	(651)	(531)	(386)	(294)
Total Debt	1,648	2,219	2,727	2,982	3,205
Average Units Outstanding	187.13	187.13	187.13	187.13	187.13
DCF / Unit	3.17	4.56	5.54	6.54	7.63

Street Estimates[1]

$MM, Unless Otherwise Noted

	2018E	2019E	2020E	2021E	2022E
Total EBITDA	732	952	1,182	1,407	1,620
Interest Expense	(60)	(79)	(114)	(144)	(165)
Maintenance Capex	(65)	(83)	(85)	(95)	(105)
Cash Taxes	0	0	0	0	0
Tax Witholding Reimbursement Paid to AR)	1	1	1	1	1
Distributable Cash Flow	608	791	985	1,170	1,351
GP Distributions	142	232	347	431	530
Distribution per L.P. Unit	$1.71	$2.20	$2.81	$3.26	$3.79
Acquisition Capex / Drop-Down / Earn-Out	0	(125)	(125)	0	0
Growth Capex	(593)	(625)	(563)	(388)	(343)
Total Debt	1,757	2,289	2,788	3,064	3,293
Average Units Outstanding	186.91	186.91	186.91	186.91	186.91
DCF / Unit	3.25	4.23	5.27	6.26	7.23

Company vs. Street

AM Distributions (%)	0.7%	0.9%	2.0%	5.9%	9.5%
AMGP DCF (%)	1.1%	1.2%	2.5%	7.1%	11.1%

Source Wall Street research

Notes
1. Consensus estimate comprised of February 16, 2018 Wells Fargo AM research and February 14, 2018 Morgan Stanley AM research

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- Using Street vs. Company projections yields only modest differences in accretion outlook for distribution per unit

Implied Yield	Standalone Yield	Standalone DPU CAGR	Pro Forma Yield	Pro Forma DPU CAGR
2018E	6.5%		5.7%	
2019E	8.4%	28.6%	7.9%	38.4%
2020E	10.7%	28.2%	10.8%	37.4%
2021E	12.4%	24.0%	13.1%	31.6%
2022E	14.4%	22.1%	15.7%	28.5%

Source Wall Street research

AMGP ACQUISITION OF AM – STREET CASE

Pro Forma Impact Analysis – Street Projections

Pro Forma **Impact to AM**; Hypothetical 15% Premium; 100% Equity Contribution

Distributable Cash Flow / Unit [1]


Accretion / (Dilution)
($ / Unit)
(5.3%)
(1.0%)
3.4%
7.2%
9.6%
$4.75
$3.94
$3.13
$2.31
$1.50
$2.10
$1.99
$2.59
$2.56
$3.22
$3.11
$3.86
$3.60
$4.48
$4.09
2018E
2019E
2020E
2021E
2022E

Distribution / Unit [1]


Accretion / (Dilution)
($ / Unit)
(11.7%)
(5.1%)
1.4%
5.5%
8.5%
$4.50
$3.69
$2.88
$2.06
$1.25
$1.71
$1.51
$2.20
$2.09
$2.84
$2.81
$3.44
$3.26
$4.11
$3.79
2018E
2019E
2020E
2021E
2022E

Total Coverage Held Constant [2]


(x)
1.50x
1.38x
1.25x
1.13x
1.00x
1.32x
1.23x
1.13x
1.12x
1.09x
2018E
2019E
2020E
2021E
2022E

DPU CAGR vs. 2018


(%)
50%
43%
35%
28%
20%
38.4%
28.6%
37.4%
28.2%
31.6%
24.0%
28.5%
22.1%
2019E
2020E
2021E
2022E


Standalone
Pro Forma

Notes

1. Assumes 186.6MM units standalone, 542.1MM AMGP shares pro forma
2. Calculated as DCF / total distribution

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Confidential Working Draft Project Alpine Pro Forma Impact Analysis – Street Projections Pro Forma Impact to AMGP; Hypothetical 15% Premium; 100% Equity Contribution • Street numbers produce almost the same accretion outlook in AMGP distribution per share as Company projections ( ( $1.44 $0.00 $0.00 2018E2019E 2020E 2021E 2022E 2018E2019E 2020E 2021E 2022E (%) 75% 1.75x 63% 2x 50% Yield Yield CAGR CAGR 38% .00x 0.75x 25% 2018E2019E 2020E 2021E 2022E 2019E 2020E 2021E 2022E Source Wall Street research Notes 1. Assumes 186.6MM units standalone, 542.1MM AMGP shares pro forma 2. Calculated as DCF / total distribution 33 StandalonePro Forma 64.6% 56.6% 45.0% 39.2% 38.4%37.4% 31.6%28.5% Implied Yield Standalone Pro Forma DPU DPU 2018E 3.1% 5.0% 2019E 5.2% 64.6% 6.9% 38.4% 2020E 7.7% 56.6% 9.4% 37.4% 2021E 9.6% 45.0% 11.4% 31.6% 2022E 11.8% 39.2% 13.6% 28.5% Total Coverage (2) (x) 1.23x 1.13x1.12x 1.0 9x 0x 1.50x 1.25x 1.00x 1.3 1 1.00x1.00x1.00x1.0 DPU CAGR vs. 2018 Distributable Cash Flow / Share (1) $ / Share) 109.9% Accretion / (Dilution) 64.2%38.3%33.5%26.1% $2.52 $2.17 $1.81 $2.00 $1.63 $1.31 $0.88 $3.00 $2.25 $1.50 $0.75 $1.12 $0.53 Distribution / Shares (1) $ / Share) 58.9% Accretion / (Dilution) 33.6% 22.3% 18.8% 15.5% $2.31 $1.93 $1.60$2.00 $1.17$1.63 $1.31 $0.88 $3.00 $2.25 $1.50 $0.75 $0.85 $0.53 AMGP ACQUISITION OF AM – STREET CASE

Confidential Working Draft Project Alpine Purchase Price Sensitivity – AMGP Buys AM Accretion / (Dilution) to AM; 100% Equity Contribution; Street Projections • Accretion to distributable cash flow per unit is slightly lower using Street numbers vs. Company projections Assumes $2MM of synergies per management • Source Wall Street Research Notes 1. Calculated as the accretion /(dilution) cumulative for four years 34 Purchase Premium (%) 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% AM Unit Price $26.26 $27.57 $28.89 $30.20 $31.51 $32.83 $34.14 $35.45 $36.76 Implied AM Price / AM SA 2019E LP DCF 10.1x 10.6x 11.1x 11.6x 12.1x 12.6x 13.2x 13.7x 14.2x FY0 2018E (10.1%) (8.4%) (6.8%) (5.3%) (3.9%) (2.6%) (1.3%) (0.1%) 1.0% Unit) FY1 2019E (6.0%) (4.2%) (2.6%) (1.0%) 0.4% 1.8% 3.1% 4.4% 5.6% DCF ($ / FY2 2020E (1.8%) 0.1% 1.8% 3.4% 4.9% 6.4% 7.8% 9.1% 10.3% L.P. FY3 2021E FY4 2022E 1.8% 3.7% 5.5% 7.2% 8.8% 10.3% 11.7% 13.1% 14.4% 4.1% 6.1% 7.9% 9.6% 11.2% 12.8% 14.2% 15.6% 17.0% 2019E - 2022E Cum. DCF(1) 0.2% 2.0% 3.8% 5.5% 7.0% 8.5% 9.9% 11.2% 12.5% 2019E - 2022E Cum. DPU(1) (1.6%) 0.2% 1.9% 3.5% 5.1% 6.5% 7.9% 9.2% 10.5% Pre-tax Premium per Unit $0.00 $1.31 $2.63 $3.94 $5.25 $6.57 $7.88 $9.19 $10.50 AMGP ACQUISITION OF AM – STREET CASE

Confidential Working Draft Project Alpine Appendix B Supporting Materials 35

Confidential Working Draft

Project Alpine

SUPPORTING MATERIALS

Pro Forma Impact to AMGP

100% Equity Consideration; Hypothetical 15% Purchase Price Premium

	AMGP Standalone					Merger Adjustments					AMGP Pro Forma				
	2018E	2019E	2020E	2021E	2022E	2018E	2019E	2020E	2021E	2022E	2018E	2019E	2020E	2021E	2022E
Total EBITDA	141	234	353	460	587	589	755	869	954	1,055	730	989	1,222	1,413	1,642
Synergies	-	-	-	-	-	2	2	2	2	2	2	2	2	2	2
Interest Expense	-	-	-	-	-	(63)	(90)	(118)	(136)	(149)	(63)	(90)	(118)	(136)	(149)
Maintenance Capex	-	-	-	-	-	(67)	(39)	(63)	(44)	(58)	(67)	(39)	(63)	(44)	(58)
Cash Taxes	(34)	(56)	(85)	(110)	(140)	34	56	85	110	140	-	-	-	-	-
Series B Payments	(7)	(12)	(20)	(26)	(34)	7	12	20	26	34	-	-	-	-	-
Tax Witholding Reimbursement to AR	-	-	-	-	-	(6)	(6)	(6)	(6)	(6)	(6)	(6)	(6)	(6)	(6)
Cash Flow Available for Dividends	100	165	249	324	414	495	689	787	906	1,017	596	855	1,037	1,230	1,431
Coverage	-	-	-	-	-						130	205	148	123	72
Dividends	100	165	249	324	414	365	485	639	782	946	465	650	889	1,107	1,360
Coverage Ratio	1.00x	1.00x	1.00x	1.00x	1.00x						1.28x	1.32x	1.17x	1.11x	1.05x
CAFD / Share	$0.54	$0.89	$1.34	$1.74	$2.22	$0.56	$0.69	$0.57	$0.53	$0.42	$1.10	$1.58	$1.91	$2.27	$2.64
Distribution / Share	$0.54	$0.89	$1.34	$1.74	$2.22	$0.32	$0.31	$0.30	$0.30	$0.29	$0.86	$1.20	$1.64	$2.04	$2.51
CAGR (vs. 2018)		64.8%	57.6%	47.8%	42.5%							122.3%	74.4%	55.8%	46.8%
Average Shares Outstanding [1]	186.2	186.2	186.2	186.2	186.2	355.9	355.9	355.9	355.9	355.9	542.1	542.1	542.1	542.1	542.1
Series B Shares	*24.0*	*24.0*	*24.0*	*24.0*	*24.0*	*(24.0)*	*(24.0)*	*(24.0)*	*(24.0)*	*(24.0)*	-	-	-	-	-
Accretion / Dilution															
CAFD ($ / Share)											$0.56	$0.69	$0.57	$0.53	$0.42
CAFD (%)											103.8%	77.5%	42.7%	30.2%	18.8%
Distribution ($ / Share)											$0.32	$0.31	$0.30	$0.30	$0.29
Distribution (%)											59.2%	34.9%	22.4%	17.2%	12.9%
Capex Detail															
Growth Capex	-	-	-	-	-	(579)	(651)	(531)	(386)	(294)	(579)	(651)	(531)	(386)	(294)
Acquisition Capex	-	-	-	-	-	-	(125)	(125)	-	-	-	(125)	(125)	-	-
Maintenance Capex	-	-	-	-	-	(67)	(39)	(63)	(44)	(58)	(67)	(39)	(63)	(44)	(58)
Total Capex	-	-	-	-	-	(646)	(815)	(719)	(430)	(352)	(646)	(815)	(719)	(430)	(352)
Credit Detail															
YE Debt	-	-	-	-	-	1,650	2,223	2,733	2,999	3,223	1,650	2,223	2,733	2,999	3,223
YE Debt / LTM EBITDA	-	-	-	-	-	2.3x	2.2x	2.2x	2.1x	2.0x	2.3x	2.2x	2.2x	2.1x	2.0x
LTM EBITDA / Interest Expense	-	-	-	-	-						11.6x	10.9x	10.3x	10.4x	11.0x

Source: Company projections

Morgan Stanley

Notes
1. Pro forma includes converted Series B shares of ~24MM

36

Confidential Working Draft Project Alpine Fully Burdened Tax Difference MLP vs. C-Corp Post-Tax Reform MLP vs. C-Corp Tax Status(1) $MM, Unless Otherwise Noted • Tax reform reduced tax liability for both C-Corp and MLP investors, however the relative tax advantage of the MLP structure declined slightly vs. C-Corp Income 1,000 1,000 Corporate Tax Rate (%) 35.0% 21.0% Income After Taxes 650 790 Qualified Dividend Rate (%) 20.0% 20.0% Income 1,000 1,000 Deduction (%) - 20.0% Income After Deduction 1000 800 Income Tax Rate (%) 39.6% 37.0% 37 Source Wells Fargo Research 1.2% Net Benefit MLP vs. C-Corp 8.4% 7.2% 10.0% Effective Tax Rate 39.6% 29.6% Income After Taxes & Dividend Rate 604 704 Net Benefit MLP Example Previous New 11.2% Effective Tax Rate 48.0% 36.8% Income After Taxes & Dividend Rate 520 632 Net Benefit C-Corp Example Previous New SUPPORTING MATERIALS

Confidential Working Draft Project Alpine Peer Trading Statistics Market Data as of March 15, 2018 38 Source Capital IQ Valuation Share Price as of 15-Mar-18 Diluted Units Outstanding $45.55 $14.09 $60.22 $47.05 $19.01 $19.44 168.4 350.0 80.6 35.9 63.6 54.6 $34.84 $22.50 $18.99 $14.95 218.9 266.2 184.8 180.9 Equity Value 7,672 4,932 4,853 1,691 1,209 1,061 7,628 5,989 3,509 2,704 Total Debt Non-Controlling Interest Cash and Equivalents 3,465 3,468 1,167 229 411 - 62 550 - 68 - - (792) (31) (3) (11) - (48) 28 0 146 74 - - - - (1) (0) (1) (0) Aggregate Value 10,407 10,178 6,017 1,977 1,620 1,013 7,655 5,989 3,654 2,778 Adj. Aggregate Value 14,617 10,732 8,566 2,022 2,272 1,013 7,655 5,989 3,654 2,778 Trading Metrics Adj. Aggregate Value / EBITDA (x) 2018E 2019E 12.2x 10.9x 9.6x 8.3x 13.0x 10.4x 10.5x 10.3x 7.7x 6.4x 10.3x 7.6x 14.6x 20.0x 9.6x 11.6x 13.3x 16.3x 8.8x 10.3x Price / LP DCF (x) 2018E 2019E 10.9x 8.6x 11.0x 12.1x 11.3x 11.7x 10.4x 8.4x 9.3x 10.5x 9.6x 9.9x 14.7x 20.0x 9.2x 11.6x 13.4x 16.3x 8.6x 10.2x Coverage Ratio (x) 2018E 2019E 1.1x 1.1x 1.2x 1.8x 1.2x 1.2x 1.1x 1.1x 1.3x 1.7x 1.3x 1.2x 1.0x 1.0x 1.1x 1.1x 1.0x 1.0x 1.1x 1.1x Yield & Growth Metrics Current Yield (%) 4-Year Distribution CAGR (2018E-2022E) (%) 8.1% 11.1% 6.8% 4.2% 6.6% 6.6% 5.1% 2.7% 11.0% 19.7% 11.1% 13.7% 6.3% 4.3% 7.7% 6.9% 8.5% 15.6% 3.4% 9.0% Total 4-Year Return (%) 13.2% 13.8% 17.8% 23.9% 17.7% 20.3% 14.8% 20.0% 11.1% 16.0% Equity Research 12-Month Median Price Target ($) Upside to Current Price (%) $58.00 $18.00 $83.00 $62.50 $24.00 $26.00 27.3% 27.8% 37.8% 32.8% 26.2% 33.7% $45.50 $30.00 $26.00 $18.00 30.6% 33.3% 36.9% 20.4% IDR Detail Current IDR Tier / Top Tier GP % of Distributed Cash 50% / 50% 48% / 48% 50% / 50% 25% / 50% 25% / 50% 0% / 50% 35% 10% 34% 3% 35% 0% 0% / 0% 0% / 0% 0% / 0% 0% / 0% 0% 0% 0% 0% Credit Debt / 2018E EBITDA (x) Debt Ratings (Moody's / S&P) 2.9x 3.5x 1.4x 1.0x 2.6x 0.0x Ba1 / BBB-Ba1 / BBB-Ba1 / BBB-NR / NR NR NR / NR 0.0x 0.0x 0.2x 0.1x NR / NR NR / NR NA / NA NR / NR LP Peers GP Peers SUPPORTING MATERIALS

Confidential Working Draft Project Alpine Appendix C Precedent Transactions 39

Confidential Working Draft

Project Alpine

PRECEDENT TRANSACTIONS

Premiums Paid Analysis on Selected Transactions

Acquisitions of Public LPs

- Averaging the premiums paid over the previous 1, 5, 10, and 30 day periods, an average acquisition premium of ~15% was paid
- Transactions since 2014 were analyzed and excluded the following non-comparable transactions:
  - Tesoro Logistics, Crestwood, TransOcean TransCanada, and Archrock

	KINDER MORGAN KMP	KINDER MORGAN EPB	TARGA	SemGroup	ONEOK	
Date	10-Aug-14	10-Aug-14	2-Nov-15	30-May-16	31-Jan-17	Average
Transaction Structure	Acquisition of Public LP	Acquisition of Public LP	Acquisition of Public LP	Acquisition of Public LP	Acquisition of Public LP	
1-Day Premium / (Discount)	12.0%	15.4%	18.4%	0.0%	25.8%	14.3%
5-Day Premium / (Discount)	10.8%	13.8%	19.8%	0.4%	22.6%	13.5%
10-Day Premium / (Discount)	6.9%	8.9%	14.3%	16.9%	21.0%	13.6%
30-Day Premium / (Discount)	9.5%	7.1%	8.5%	60.0%	20.9%	21.2%
MLP Distribution Cut	15.0%	17.0%	23.0%	31.1%	7.7%	18.8%
MLP Distribution Breakeven Year	Yr. 5	Yr. 4	Yr. 5	Yr. 6 +	Yr. 4	Yr. 5 +

Avg. ~15%

Source Company disclosure, Wall Street research

Morgan Stanley

40

Confidential Working Draft

Project Alpine

PRECEDENT TRANSACTIONS

Precedent Analysis on Selected Transactions

IDR Buyout Transactions

- Previous relevant transactions took place once GP take was >30% of the incremental cash flows
- Transactions since 2016 were analyzed and excluded the following non-comparable transactions:
  - TransMontaigne, Plains All American, USA Compression, and NuStar Energy

	Williams	Andeavor Logistics	Holly Energy Partners	MPLX	Spectra Energy Partners	
Date	9-Jan-17	14-Aug-17	19-Oct-17	15-Dec-17	22-Jan-18	Average
Transaction Structure	100% of IDRs / GP Int.	100% of IDRs / GP Int.	100% of IDRs / GP Int.	100% of IDRs / GP Int.	100% of IDRs / GP Int.	
Purchase Price ($MM)	11,400	3,768	1,250	10,100	7,200	6,744
Indicative GP CF at Purchase ($MM)	749	288	76	333	459	381
GP Take of Cash Flow (%)	31.2%	34.3%	31.5%	27.8%	30.2%	31.0%
Implied Purchase Multiple of Current GP CF (x)	15.2x	13.1x	16.4x	30.3x	15.7x	18.1x
Implied Purchase Multiple of FY1 GP CF (x)	12.7x	NA	10.0x	16.6x	13.3x	13.1x

Source: Company disclosure, Wall Street research

Morgan Stanley

41

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